UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                MEDTRONIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                     [LOGO]

                                   MEDTRONIC

                              710 Medtronic Parkway
                          Minneapolis, Minnesota 55432
                             Telephone: 763-514-4000



                                 August 7, 2001


Dear Shareholder:

     You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Thursday, August 30, 2001, at 10:30 a.m. (CDT) at Medtronic's new World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

     We invite you to join us beginning at 10:00 a.m. to view Medtronic's interactive product displays and talk with our employees.

     YOUR VOTE IS IMPORTANT. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the meeting in person, you may vote your shares by internet or telephone as described in the following materials or by completing and signing the proxy card and promptly returning it in the envelope provided.

     We look forward to seeing you at the meeting.


Sincerely,

/s/ Arthur D. Collins, Jr.

Arthur D. Collins, Jr.
President and Chief Executive Officer






WHEN LIFE DEPENDS ON MEDICAL TECHNOLOGY

                                 VOTING METHODS

     If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you may vote your shares through the internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save administrative and postage costs by voting through the internet or by telephone. Each method is available 24 hours a day until 12:00 midnight, Eastern Time, on August 29, 2001 and will ensure that your vote is confirmed and counted immediately. To vote:

BY INTERNET

     * Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

     * Enter the company number and control number shown on your proxy card or electronic notification.

     *    Follow the simple instructions.

BY TELEPHONE

     * On a touch-tone telephone, please call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

     * Enter the company number and control number shown on your proxy card or electronic notification.

     *    Follow the simple recorded instructions.

BY MAIL

     *    Mark your selections on the proxy card.

     *    Date and sign your name exactly as it appears on your proxy card.

     *    Mail the proxy card in the enclosed postage-paid envelope.

     If your shares are held in an account with a broker, bank or other third party (in "street name"), you will receive instructions from that third party (who is the holder of record) that you must follow in order for your shares to be voted.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


--------------------------------------------------------------------------------
                  E-DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     Medtronic is pleased to offer shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Medtronic the costs of printing and mailing them. Whether you hold shares registered directly in your name ("registered shareholders"), through a Medtronic stock plan, or through a broker or bank ("street name shareholders"), you can enroll at the Web site www.medtronic.com by following these easy steps:

     *    Click on INVESTOR INFORMATION under ABOUT MEDTRONIC
     *    Click on CONSENT FOR ELECTRONIC DELIVERY OF PROXY MATERIALS
     *    Follow the prompts to submit your electronic consent

Generally, brokers and banks offering this choice require that the shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year's proxy materials at www.medtronic.com/annualmeeting/.
--------------------------------------------------------------------------------

                                 MEDTRONIC, INC.
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS



TIME ................   10:30 a.m. (CDT) on Thursday, August 30, 2001

PLACE ...............   Medtronic World Headquarters
                        710 Medtronic Parkway
                        Minneapolis (Fridley), Minnesota

ITEMS OF BUSINESS ...   1.  To elect four Class III directors for three-year
                            terms.

                        2. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

                        3. To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

RECORD DATE .........   You may vote at the Meeting if you were a shareholder of
                        record at the close of business on July 31, 2001.

VOTING BY PROXY .....   If you cannot attend the Meeting, you may vote your
                        shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described in the Questions and Answers section on page 2, and on the proxy card provided to you.

ANNUAL REPORT .......   Medtronic's 2001 Annual Report, which is not part of the
                        proxy soliciting material, is enclosed.


                                        By Order of the Board of Directors,

                                        /s/ David J. Scott

                                        David J. Scott
                                        Secretary



       THIS NOTICE OF MEETING, PROXY STATEMENT AND ACCOMPANYING PROXY CARD
                ARE BEING DISTRIBUTED ON OR ABOUT AUGUST 7, 2001.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ..................................   i

GENERAL INFORMATION ABOUT THE MEETING AND VOTING ..........................   1

PROPOSAL 1 -- ELECTION OF DIRECTORS
  Directors and Nominees ..................................................   3
  Committees of the Board and Meetings ....................................   7
  Corporate Governance Principles .........................................   8
  Director Compensation ...................................................   8
  Certain Transactions ....................................................   9

SHARE OWNERSHIP INFORMATION
  5% Owners ...............................................................  10
  Management Shareholdings ................................................  10
  Section 16(a) Beneficial Ownership Reporting Compliance .................  10

REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2001 EXECUTIVE
 COMPENSATION .............................................................  11

SHAREHOLDER RETURN PERFORMANCE GRAPH ......................................  13

EXECUTIVE COMPENSATION
  Summary Compensation Table ..............................................  14
  Option/SAR Grants in Last Fiscal Year ...................................  15
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
   Option/SAR Values ......................................................  16
  Other Long-Term Incentive Awards ........................................  16
  Pension Plan ............................................................  17
  Employment and Change in Control Arrangements ...........................  18

REPORT OF THE AUDIT COMMITTEE .............................................  19

PROPOSAL 2 -- APPROVAL OF SELECTION OF AUDITORS ...........................  20
  Audit Fees ..............................................................  20

OTHER INFORMATION .........................................................  21

MEDTRONIC BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER ...................... A-1


--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you can vote your shares via the internet or by telephone by following the instructions on your proxy card. If voting by mail, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

--------------------------------------------------------------------------------

                                     [LOGO]

                                   MEDTRONIC

                              710 MEDTRONIC PARKWAY
                          MINNEAPOLIS, MINNESOTA 55432
                             TELEPHONE: 763-514-4000

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 30, 2001

                      ------------------------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. of proxies to be voted at Medtronic's Annual Meeting of Shareholders to be held on August 30, 2001, and at any adjournment of the meeting.

                GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHAT AM I VOTING ON?

     There are two proposals scheduled to be voted on at the meeting:

     *    Election of four directors

     * Approval of the appointment of PricewaterhouseCoopers LLP as Medtronic's auditors

WHO IS ENTITLED TO VOTE?

     The Board has set July 31, 2001 as the record date for the meeting. If you were the owner of Medtronic common stock at the close of business on July 31, 2001, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     * Held directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., as "shareholder of record"

     * Held for you in an account with a broker, bank or other nominee (shares held in "street name")

     * Credited to your account in the Company's 401(k) Supplemental Retirement Plan or Employee Stock Ownership Plan.

     Each share of our common stock has one vote on each matter to be voted on.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of Medtronic's outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 1,210,019,357 shares of Medtronic common stock outstanding. Shares are counted as present at the meeting if you:

     *    are present and vote in person at the meeting; or

     * have properly submitted a proxy card or voted over the internet or by telephone.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

     The election of each director nominee and the other proposal each require the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

HOW ARE VOTES COUNTED?

     You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on the other proposal, it has the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee and "FOR" the other proposal.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a "broker non-vote." Shares for which there is a broker non-vote are not considered as entitled to vote on the proposal in question. This reduces the number of shares needed to approve the proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     Medtronic's Board recommends that you vote your shares "FOR" each of the director nominees and "FOR" the other proposal.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares directly, in a Medtronic stock plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record or hold stock through a Medtronic stock plan, you may vote:

     * BY INTERNET OR TELEPHONE -- If you have internet or telephone access, you may submit your proxy by following the "Vote by Internet" or "Vote by Telephone" instructions on the proxy card. If you vote by internet or telephone, you do not need to return your proxy card.

     * BY MAIL -- You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

     For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by internet or telephone. If you provide specific voting instructions by internet, telephone or mail, your shares will be voted by your broker or nominee as you have directed.

     Internet and telephone voting facilities will close at 12:00 midnight, Eastern Time, on August 29, 2001.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

MAY I CHANGE MY VOTE?

     Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

     * Sending a written statement to that effect to the Secretary of Medtronic

     *    Voting by internet or telephone at a later time

     *    Submitting a properly signed proxy card with a later date

     *    Voting in person at the Annual Meeting


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. William R. Brody, M.D., Ph.D., Paul W. Chellgren, Arthur D. Collins and Antonio M. Gotto, Jr., M.D., D. Phil. are the Class III directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2004 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders. Dr. Douglas has chosen not to stand for election as a Class III Director due to travel and scheduling constraints and will leave the Board following the August 30, 2001 meeting.

     All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2004 (CLASS III):

[PHOTO]  WILLIAM R. BRODY, M.D., PH.D.                       Director since 1998
         PRESIDENT OF THE JOHNS HOPKINS UNIVERSITY                        age 57

         Dr. Brody has been President of The Johns Hopkins University since September 1996. He was Provost of the University of Minnesota Academic Health Center from September 1994 to May 1996; was the Martin Donner Professor and Director of the Department of Radiology at The Johns Hopkins University School of Medicine from 1987 to 1994. He is also a director of AEGON, USA, a division of AEGON, N.V., Avistar Communications, Inc., and Mercantile Bankshares Corporation.

[PHOTO]  PAUL W. CHELLGREN                                   Director since 1997
         CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE                        age 58
         OFFICER OF ASHLAND INC.

         Mr. Chellgren has been Chairman of the Board and Chief Executive Officer of Ashland Inc. (energy company) since January 1997 and Chief Executive Officer since October 1996; was President and Chief Operating Officer of Ashland Inc. from January 1992 to September 1996. He is also a director of The PNC Financial Services Group, Inc.

[PHOTO]  ARTHUR D. COLLINS, JR.                              Director since 1994
         PRESIDENT AND CHIEF EXECUTIVE OFFICER                            age 53
         OF MEDTRONIC, INC.

         Mr. Collins has been Medtronic's President and Chief Executive Officer since May 2001; was President and Chief Operating Officer from August 1996 to April 2001; was Chief Operating Officer from January 1994 to August 1996; was Executive Vice President of the Company and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He held various management positions both in the U.S. and Europe during his 14 years with Abbott. He is also a director of U.S. Bancorp and Cargill, Inc., and a member of the Board of Overseers of The Wharton School.

[PHOTO]  ANTONIO M. GOTTO, JR., M.D., D. PHIL.               Director since 1992
         DEAN OF THE WEILL MEDICAL COLLEGE AND PROVOST                    age 65
         FOR MEDICAL AFFAIRS, CORNELL UNIVERSITY

         Dr. Gotto has been Dean of the Weill Medical College of Cornell University and Provost for Medical Affairs, Cornell University, since January 1997. He was Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital from 1977 through 1996 and former J. S. Abercrombie Chair, Atherosclerosis and Lipoprotein Research from 1976 to 1996. He is Past President, International Atherosclerosis Society, Past President, American Heart Association, a member of the National Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences.


THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.


DIRECTORS CONTINUING IN OFFICE UNTIL 2002 (CLASS I):

[PHOTO]  GLEN D. NELSON, M.D.                                Director since 1980
         VICE CHAIRMAN OF MEDTRONIC, INC.                                 age 64

         Dr. Nelson has been Vice Chairman of Medtronic since July 1988 and was Executive Vice President from August 1986 to July 1988; Chairman and Chief Executive Officer of American MedCenters, Inc. (HMO management) from July 1984 to August 1986; Chief Executive Officer, President and Chairman of the Board of Trustees of Park Nicollet Medical Center (medical services) from 1975 to 1986; Surgeon at Park Nicollet Medical Center from 1969 to 1986. He is also a director of The St. Paul Companies, Inc. and Carlson Holdings, Inc. and a member of the Johns Hopkins Medical Board of Visitors and the Jackson Hole Group.

[PHOTO]  DENISE M. O'LEARY                                   Director since 2000
         PRIVATE VENTURE CAPITAL INVESTOR                                 age 44

         Ms. O'Leary is a private venture capital investor in a variety of early stage companies. She was with Menlo Ventures, a venture capital investment company, from 1983 to 1996 and she served as a General Partner from 1987 to 1996. Ms. O'Leary is also a director of America West Holdings Corporation and Del Monte Foods Company and a member of the Stanford University Board of Trustees, Chair of the Stanford Board Committee for the Stanford Medical Center and Chair of the Board of Directors of Stanford Hospitals and Clinics.

[PHOTO]  JEAN-PIERRE ROSSO                                   Director since 1998
         CHAIRMAN OF CNH GLOBAL N.V.                                      age 61

         Mr. Rosso has been Chairman of the CNH Global N.V. (agricultural and construction equipment) since November 1999; was Chairman and Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; was Chairman and Chief Executive Officer of Case Corporation (agricultural and construction equipment) from March 1996 to November 1999; President and Chief Executive Officer of Case Corporation from April 1994 to March 1996. He was President of the Home & Building Control Business of Honeywell, Inc. from 1992 to April 1994; President of European operations of Honeywell, Inc. from 1987 through 1991. He is also a director of ADC Telecommunications, Inc. and Credit Lyonnais.

[PHOTO]  JACK W. SCHULER                                     Director since 1990
         CHAIRMAN OF THE BOARD OF STERICYCLE, INC. AND                    age 60
         VENTANA MEDICAL SYSTEMS, INC.

         Mr. Schuler has been Chairman of the Board of Stericycle, Inc. (medical waste treatment and recycling) since 1990 and Chairman of the Board of Ventana Medical Systems, Inc. (immunohistochemistry diagnostic systems) since November 1995; was President and Chief Operating Officer of Abbott Laboratories (health care products) from January 1987 to August 1989; a director of that company from April 1985 to August 1989 and Executive Vice President from January 1985 to January 1987. He is also a director of Chiron Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003 (CLASS II):

[PHOTO]  MICHAEL R. BONSIGNORE                               Director since 1999
         RETIRED CHAIRMAN OF THE BOARD                                    age 60
         HONEYWELL INTERNATIONAL, INC.

         Mr. Bonsignore was Chairman of the Board of Honeywell International, Inc. (diversified technology and manufacturing company) from April 2000 to July 2001 and Chief Executive Officer of Honeywell International from December 1999 to July 2001; was Chairman of the Board and Chief Executive Officer of Honeywell, Inc. from April 1993 to December 1999; was Executive Vice President and Chief Operating Officer of the International and Home & Building Control Business of Honeywell, Inc. from 1990 to 1993; was President of Honeywell's International business from 1987 to 1990; and was President of Honeywell Europe from 1983 to 1987. He is also a member of various advisory boards and committees including the U.S.-China Business Council, U.S.-Russia Trade and Economic Council, the Alliance to Save Energy Board, and the New Perspectives Fund Advisory Board.

[PHOTO]  WILLIAM W. GEORGE                                   Director since 1989
         CHAIRMAN OF THE BOARD OF MEDTRONIC, INC.                         age 58

         Mr. George has been Medtronic's Chairman of the Board since August 1996; was Chairman of the Board and Chief Executive Officer from August 1996 to April 2001; was President and Chief Executive Officer from May 1991 to August 1996; and was President and Chief Operating Officer from March 1989 to April 1991. He was President, Honeywell Space and Aviation Systems, from December 1987 to March 1989; President, Honeywell Industrial Automation and Control, from May 1987 to December 1987 and Executive Vice President of that business from January 1983 to May 1987. He is also a director of Target Corporation (formerly Dayton Hudson Corporation), Allina Health System (Chairman), Imation Corp., and Novartis AG.

[PHOTO]  BERNADINE P. HEALY, M.D.                            Director since 1993
         PRESIDENT AND CHIEF EXECUTIVE OFFICER                   (and 1987-1991)
         OF THE AMERICAN RED CROSS                                        age 57

         Dr. Healy has been President and Chief Executive Officer of the American Red Cross since September 1999; was Dean, College of Medicine and Public Health, and Professor of Medicine, The Ohio State University, from October 1995 to September 1999. She was Physician and Science Policy Advisor, The Cleveland Clinic Foundation (nonprofit medical research organization), from July 1993 to May 1995; Director of the National Institutes of Health from April 1991 to June 1993; Chairman of the Research Institute of The Cleveland Clinic Foundation from November 1985 to April 1991; President, the American Heart Association, National Center, from 1988 to 1989; Deputy Director of Office of Science and Technology Policy, Executive Office of the United States President, from 1984 to 1985; Professor of Medicine, The Johns Hopkins University School of Medicine from 1977 to 1984. She is also a trustee of Battelle Memorial Institutes and a director of MBNA Corporation, Invacare Corporation and Ashland Inc.

[PHOTO]  GORDON M. SPRENGER                                  Director since 1991
         PRESIDENT AND CHIEF EXECUTIVE OFFICER OF                         age 64
         ALLINA HEALTH SYSTEM

         Mr. Sprenger has been President and Chief Executive Officer of Allina Health System (health care delivery) since June 1999; was Chief Executive Officer of Allina Health System from April 1999 to June 1999; Executive Officer of Allina Health System from July 1994 to April 1999; Chief Executive Officer and director of HealthSpan Health Systems Corporation (health care delivery) from September 1992 to July 1994; President and Chief Executive Officer of LifeSpan, Inc. (health care delivery) from 1982 to September 1992; Chief Executive Officer of Abbott-Northwestern Hospital from 1982 to September 1992; and President of Abbott-Northwestern Hospital from 1982 to 1988. He is also a director of The St. Paul Companies, Inc., Bush Foundation and Past Chair of the Board of the American Hospital Association.

COMMITTEES OF THE BOARD AND MEETINGS

     The Board has five committees with the principal functions described below.

AUDIT COMMITTEE

     * Reviews accounting and audit principles and practices and adequacy of compliance assurance procedures and internal controls

     * Recommends to the Board the firm to be appointed as Medtronic's independent auditors

     * Reviews nonaudit services performed by auditors to maintain auditors' independence

     *    Reviews scope of annual audit and internal audit program

     *    Reviews Medtronic's annual financial statements

     * Meets independently with management, internal audit and independent auditors

COMPENSATION COMMITTEE

     *    Evaluates executive compensation philosophy

     *    Establishes executive compensation policies and guiding principles

     *    Evaluates the design of compensation and benefit programs

     *    Reviews all components of compensation for outside directors

CORPORATE GOVERNANCE COMMITTEE

     *    Addresses all matters of corporate governance

     *    Evaluates qualifications and candidates for positions on the Board

     *    Evaluates the performance of the chief executive officer and the Board

     *    Reviews major organization changes and senior management performance

     *    Reviews director compensation philosophy

     * Maintains a Nominating Subcommittee which recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of CEO, Chairman and Chair of the Corporate Governance Committee, and whether a director should be invited to stand for re-election. The Subcommittee is comprised of the Chair of the Corporate Governance Committee plus one director selected from each class of directors.

          This Committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. If you wish to propose a candidate for director, you must contact Medtronic's Corporate Secretary in writing. See page 21 of this Proxy Statement for requirements regarding the content and timing of such a notice.

FINANCE COMMITTEE

     * Reviews and makes recommendations regarding financial policies and performance objectives developed by management, including review of Medtronic's annual and long-range operating plans

     * Assists management in evaluating major acquisitions and divestitures from a financial perspective

     *    Reviews changes in capital structure

     * Reviews banking relationships, insurance coverage on assets, tax strategies, and financial performance and related matters pertaining to Medtronic's employee pension and supplemental retirement plans

TECHNOLOGY AND QUALITY COMMITTEE

     * Reviews policies, practices, processes and quality programs concerning technological and product research

     * Reviews efforts and investments in developing new products and businesses

     *    Evaluates Medtronic's technological education and recognition programs

     *    Reviews quality process matters with Medtronic's chief quality officer

     The following table summarizes the membership of the Board and each of its committees as well as the number of times each met during fiscal 2001.

-------------------------------------------------------------------------------------------------------------
                                                                                 CORPORATE       TECHNOLOGY
                            BOARD      AUDIT      COMPENSATION      FINANCE      GOVERNANCE      AND QUALITY
-------------------------------------------------------------------------------------------------------------
Mr. Bonsignore                X                      Chair             X*                             X
-------------------------------------------------------------------------------------------------------------
Dr. Brody                     X          X                             X*                           Chair
-------------------------------------------------------------------------------------------------------------
Mr. Chellgren                 X        Chair           X               X             X
-------------------------------------------------------------------------------------------------------------
Mr. Collins                   X
-------------------------------------------------------------------------------------------------------------
Dr. Douglas                   X                                        X                              X
-------------------------------------------------------------------------------------------------------------
Mr. George                  Chair
-------------------------------------------------------------------------------------------------------------
Dr. Gotto                     X                                        X*            X                X
-------------------------------------------------------------------------------------------------------------
Dr. Healy                     X          X             X               X                              X
-------------------------------------------------------------------------------------------------------------
Dr. Nelson                    X
-------------------------------------------------------------------------------------------------------------
Ms. O'Leary                   X          X                             X             X
-------------------------------------------------------------------------------------------------------------
Mr. Rosso                     X          X             X               X           Chair
-------------------------------------------------------------------------------------------------------------
Mr. Schuler                   X          X             X            Chair*
-------------------------------------------------------------------------------------------------------------
Mr. Sprenger                  X                                        X             X                X
-------------------------------------------------------------------------------------------------------------
Number of fiscal 2001
 meetings                     8          3             3               2             2                2
-------------------------------------------------------------------------------------------------------------

------------------------
*Denotes member of Nominating Subcommittee, which met two times in fiscal 2001.

     Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served (held during the period he or she served as a director), except for Dr. Douglas, due to scheduling conflicts after joining the Board mid-year, and Mr. Sprenger, due to an injury sustained in an accident.

CORPORATE GOVERNANCE PRINCIPLES

     In fiscal 1996, the Board of Directors adopted Principles of Corporate Governance ("Governance Principles"). The Governance Principles charge the Corporate Governance Committee with establishing processes and procedures to ensure effective and responsive governance of the Company and include a description of the skills/characteristics and the principal duties of the Chair of the Corporate Governance Committee, a description of the duties of the Chairman of the Board, and a Charter of the Board of Directors intended as a tool to assist directors in fulfilling their responsibilities as Board members. The Governance Principles also provide that:

     * At least a majority of the members of the Board must be outside directors, and no more than three directors may be Medtronic employees.

     * The Governance Committee consists of all the outside directors and is chaired by an outside director.

     * The Governance Committee periodically evaluates the performance of the CEO and the Board as a whole, and its Nominating Subcommittee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.

DIRECTOR COMPENSATION

     Under the Medtronic, Inc. Outside Director Stock Compensation Plan (the "Director Plan"), non-employee director compensation has three components: an annual retainer, an annual stock option grant and an annual credit of deferred stock units. In addition, all new non-employee directors receive an initial stock option grant.

     The annual retainer for the 2000-2001 plan year (September 1, 2000 through August 31, 2001) is $60,000 for all non-employee directors except the Chair of the Corporate Governance Committee, whose retainer is $70,000. Each director has the option of taking 100% of the annual retainer in the form of cash, or 100% in the form of a stock option. If an option is chosen, the number of shares subject to the option will equal four times the amount of the annual retainer foregone, divided by the fair market value of a share of Medtronic stock on the last day of the relevant plan year (which will also be the exercise price of the option). These options expire on the tenth anniversary of the date of grant. The annual retainer is reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year.

     Each non-employee director also receives on the first day of each plan year an annual stock option grant for a number of shares of Medtronic stock equal to the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

     On the last day of each plan year, each non-employee director will be credited with a number of deferred stock units (each representing the right to receive one share of Medtronic stock) equal to one-half of the amount of the annual retainer divided by the average of the fair market value of a share of Medtronic stock for the last 20 trading days during the plan year. Dividends paid on Medtronic stock are credited to a director's stock unit account in the form of additional stock units. The balance in a director's stock unit account will be distributed to the director in the form of shares of Medtronic stock upon resignation or retirement from the Board, in a single distribution or, at the director's option, in five equal annual distributions.

     On the date he or she first becomes a director, each new non-employee director also receives a one-time initial stock option grant for a number of shares of Medtronic stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

     All of the non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially appointed by the Board will generally not be entitled to exercise any such option until the director has been elected to the Board by Medtronic's shareholders.

     On April 27, 2001, Mr. George completed his tenure as Chief Executive Officer of the Company. He continues to serve as Chairman of the Board of Directors of the Company through April 2002. Mr. George will be paid a retainer of $500,000 for his services. In addition, in recognition of his years of service to the Company, he will be provided with an office and secretarial support through 2007.

     As part of its overall program to promote charitable giving, the Medtronic Foundation matches gifts by directors to qualified educational institutions up to $7,000 per fiscal year. In addition, for any individual who became a director prior to July 1, 1998 and has served five or more years at the time of his or her death, Medtronic will contribute $1 million to charitable institutions recommended by the director at the time of death.

CERTAIN TRANSACTIONS

     Medtronic uses Carlson Wagonlit Travel, which was selected through a competitive bidding process, as its travel agency for Company business. Dr. Glen Nelson, who is Vice Chairman and a director of the Company, is a director of Carlson Holdings, Inc., a family-owned business which includes Carlson Wagonlit Travel. Members of Dr. Nelson's family are owners and officers of Carlson Companies, Inc. Medtronic paid fees totaling approximately $1,839,000 to Carlson Wagonlit Travel for services in fiscal 2001. Management believes that these transactions were on terms no less favorable to Medtronic than if made with unaffiliated third parties.

     Medtronic has arrangements with Carlson Holdings, Inc. and Snowbird Aviation LLC to provide Medtronic with the use of a private aircraft for business purposes. Dr. Glen Nelson indirectly owns a 50% interest in Snowbird Aviation in addition to his interest in Carlson Holdings, Inc., described above. Medtronic paid fees totaling approximately $300,000 under these arrangements in fiscal 2001. Management believes that these arrangements are on terms no less favorable to Medtronic than if made with unaffiliated third parties.


                           SHARE OWNERSHIP INFORMATION

     5% OWNERS. To the best of Medtronic's knowledge, no shareholder beneficially owned more than 5% of Medtronic's Common Stock as of July 31, 2001.

     MANAGEMENT SHAREHOLDINGS. The following table shows the number of shares of Medtronic common stock beneficially owned as of July 31, 2001 by Medtronic's directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

                                                                OF SHARES BENEFICIALLY
                                       AMOUNT AND NATURE OF    OWNED, AMOUNT THAT MAY BE
                                            BENEFICIAL          ACQUIRED WITHIN 60 DAYS
NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)(2)          BY OPTION EXERCISE
------------------------               --------------------    -------------------------
Michael R. Bonsignore .................         20,657                    13,170
William R. Brody, Ph.D., M.D. .........         34,512                    21,882
Paul W. Chellgren .....................         30,115                    26,124
Arthur D. Collins, Jr.(3) .............      1,775,061                 1,183,417
Frank L. Douglas, M.D., Ph.D. .........            500                         0
William W. George(4) ..................      3,757,291                 1,923,030
Antonio M. Gotto, Jr., M.D., D.Phil ...         97,039                    82,664
Bernadine P. Healy, M.D. ..............         68,279                    46,914
Stephen H. Mahle ......................        576,004                   302,468
Glen D. Nelson, M.D.(5) ...............      2,579,381                 1,856,093
Denise M. O'Leary .....................              0                         0
Jean-Pierre Rosso .....................         18,691                    16,562
Robert L. Ryan ........................        850,385                   807,420
Jack W. Schuler .......................         97,867                    52,392
Gordon M. Sprenger ....................        107,015                    87,358
Directors and executive officers
 as a group (22 persons) ..............     11,163,694                 7,252,464

----------------------
(1) No director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic's directors and executive officers as a group beneficially own approximately 0.9% of the shares outstanding.

(2) Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before September 29, 2001).

(3) Mr. Collins disclaims beneficial ownership of 10,000 shares included in the above table which are held by the Collins Family Foundation, a charitable trust of which he is one of the trustees.

(4) Mr. George disclaims beneficial ownership of 213,718 shares included in the above table which are held by the George Family Foundation, a charitable trust of which he is one of the trustees, and of 124,772 shares included in the above table underlying currently exercisable options transferred by Mr. George to members of his immediate family.

(5) Dr. Nelson disclaims beneficial ownership of 197,670 shares included in the above table underlying currently exercisable options transferred by Dr. Nelson to members of his immediate family.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2001 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for three individuals who inadvertently did not file timely reports. Mr. George did not file a timely report for the sale of stock by his son in

December 2000, Dr. Douglas did not file a timely report for the purchase of stock in February 2001, and Mr. Rasdal did not file a timely report for receipt of a restricted stock award in February 2000. The reports were promptly filed upon discovery of the oversight.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 2001 EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of Medtronic. The Committee is responsible for establishing the compensation policies and evaluating the compensation programs for Medtronic's executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Medtronic and its shareholders.

COMPENSATION PHILOSOPHY

     The compensation program for executive officers is designed to

     *    Emphasize performance-based compensation

     * Encourage strong financial performance by establishing aggressive goals for target performance and highly leveraged incentive programs

     * Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Medtronic common stock

     The principal elements of the program consist of base salary, annual incentives and long-term incentives in the form of stock options, performance shares and restricted stock. Medtronic's philosophy is to position the aggregate of these elements at a level which is commensurate with Medtronic's size and performance relative to other leading medical equipment and pharmaceutical companies, as well as a larger group of general industry companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible general industry surveys.

     BASE SALARY. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

     ANNUAL INCENTIVE AWARDS. Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. This is a formula-based plan with awards based on corporate, geography, and business unit performance. For fiscal 2001, corporate operating performance was assessed against target measures of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. Business unit financial performance was assessed against target measures of earnings before interest and taxes, revenue growth, and controllable asset turnover, with these measures assigned respective weights that vary for each participant. For fiscal 2001, executive officers were eligible for Management Incentive Plan target awards ranging from 35% to 90% of base salary. Final awards can range from 0% to 230% of the target amounts, and a threshold level of performance is required before any payout occurs. For fiscal 2001, the CEO was eligible to receive a target award of 90% of base salary under the Management Incentive Plan. Annual performance was 96% of target.

     STOCK OPTIONS. Stock options are granted annually to executive officers. Target awards are based on pre-established grant guidelines that are calibrated to competitive standards. Individual awards vary based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All grants are made at 100% of fair market value.

     PERFORMANCE SHARES. Senior executives are eligible for grants of performance shares under the Performance Share program. Grants are made annually for overlapping three-year performance periods. Grant targets range from 30% to 50% of base salary. Once a threshold level of performance is attained, final awards can range from 20% to 180% of the target amounts. The 2001-2003 cycle will be based on performance measures of diluted earnings per share (40%), return on net assets (40%) and revenue growth (20%).

     Performance shares earned for the 1999-2001 cycle were based on basic earnings per share (40%), after-tax return on net assets (40%) and revenue growth (20%). For the three-year cycle ended in fiscal 2001, Medtronic's cumulative earnings per share performance was above the maximum of the performance targets. Average after-tax return on net assets and revenue growth were above target. Consequently, the payout for this cycle for all executive officers, including the CEO, was 156% of the target award.

     The value of the award is based on the average price of Medtronic's common stock for the last 20 trading days of the performance cycle, up to a maximum of three times the price at the date of grant. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Committee. In fiscal 2001, the CEO received a Performance Share grant with a target payout equal to 50% of his base salary. Performance objectives for the 2001-2003 performance cycle are consistent with those for all program participants.

     STOCK OPTION EXCHANGE PROGRAM. To encourage stock ownership by executives, Medtronic offers a program which allows executives to elect to receive stock options in lieu of some or all of the cash compensation earned under the Management Incentive Plan and the Performance Share program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. Stock options granted to named executives in fiscal 2001 under this program are disclosed in the "Option/SAR Grants in Last Fiscal Year" table on page 15 of this Proxy Statement.

     ADJUSTMENTS FOR ACQUISITIONS AND NON-RECURRING CHARGES. In determining award payments with respect to Medtronic's short-term and long-term incentive programs, the Committee has adopted a longstanding practice of excluding from the calculation of performance results certain acquisitions and non-recurring items of income or loss. Consistent with this practice, the performance results for fiscal 2001 may exclude all or a portion of certain acquisitions made during the year, as well as all of the non-recurring charges related to those acquisitions or other matters such as litigation settlements.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The CEO's compensation is comprised of base salary, annual incentive and long-term incentives. The Committee establishes pay levels and opportunity in the same manner as for other executive officers described above.

     The CEO received a 15% merit increase to base salary effective at the beginning of fiscal 2001. In determining the base salary for the CEO, the Committee specifically considered annual operating performance (for fiscal
2000), strategic planning and succession planning for senior management.

     The CEO's base salary, annual incentive and long-term incentive compensation are described above in "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Base Salary, Annual Incentive Awards and Performance Shares."

CONCLUSION

     Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Medtronic's compensation program directs the efforts of Medtronic's executive officers toward the continued achievement of growth and profitability for the benefit of the Company's shareholders.

COMPENSATION COMMITTEE:

Michael R. Bonsignore, Chair            Jean-Pierre Rosso
Paul W. Chellgren                       Jack W. Schuler
Bernadine P. Healy, M.D.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph and table below compare the cumulative total shareholder return on Medtronic's common stock with the cumulative total return on the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry for the five-year period beginning April 30, 1996. The graph and table assume that $100 was invested on that date in Medtronic's common stock, the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry Index and that all dividends were reinvested.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MEDTRONIC,
    S&P 500 AND S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDUSTRY INDEX

                               [PLOT POINTS CHART]

                  April 1996  April 1997  April 1998  April 1999  April 2000  April 2001
----------------------------------------------------------------------------------------
MEDTRONIC           $100.00     $131.18     $201.73     $274.85     $398.40     $343.47
S&P 500              100.00      125.05      176.37      214.86      236.62      205.94
S&P HEALTH CARE      100.00      116.34      166.31      213.60      234.38      224.92
----------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 27, 2001, and April 30, 2000 and 1999 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company. At the end of fiscal 2001, Mr. George completed his tenure as Chief Executive Officer and Mr. Collins became President and Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                ------------------------------------
                                                ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                                      ---------------------------------------   ---------------------------  -------
                                                                                RESTRICTED    SECURITIES
                                                                 OTHER ANNUAL     STOCK       UNDERLYING       LTIP      ALL OTHER
                              FISCAL     SALARY       BONUS      COMPENSATION     AWARDS     OPTIONS/SARs    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)      ($)(2)(3)(4)     ($)(1)        ($)(5)    (#)(2)(3)(4)(6)   ($)(6)       ($)(7)
---------------------------   ------  ----------   ------------  ------------   ----------  ---------------  --------  ------------
William W. George              2001   $1,000,000     $860,310      $    --       $    --         384,398     $     --     $52,043
 Chairman and Chief            2000      870,000      698,582           --            --         323,030           --      49,683
 Executive Officer             1999      800,000      329,480           --            --         256,176           --      40,530

Arthur D. Collins, Jr.         2001      825,000      630,894           --            --         177,812      227,109      43,694
 President and Chief           2000      760,000      647,782           --            --         221,413           --      43,581
 Operating Officer             1999      700,000      430,203           --            --         180,380           --      35,515

Glen D. Nelson, M.D.           2001      551,339(8)        --        7,514            --         484,916           --      34,626
 Vice Chairman                 2000      575,000           --       11,862        57,550         203,509           --      36,373
                               1999      530,000           --        5,958            --         207,264           --      29,057

Robert L. Ryan                 2001      445,000           --           --            --         120,915           --      25,140
 Senior Vice President         2000      420,000           --           --            --         120,227           --      27,947
 & Chief Financial             1999      390,000           --           --            --         111,700           --      22,533
 Officer

Stephen H. Mahle               2001      425,000      147,416        1,626            --          75,653           --      24,989
 Senior Vice President &       2000      370,000      289,988        2,317            --          85,902           --      26,517
 President, Cardiac            1999      290,000      128,992        1,164            --          64,696           --      17,936
 Rhythm Management

-----------------------
(1) Amounts payable by the Company in above-market interest under deferred compensation plan.

(2) "Bonus" column does not include fiscal 2001 cash bonus payments of $408,169 and $255,225, which Messrs. Nelson and Ryan, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the Management Incentive Plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(3) "Bonus" column does not include fiscal 2000 cash bonus payments of $100,000, $490,098 and $275,373, which Messrs. George, Nelson and Ryan, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the Management Incentive Plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(4) "Bonus" column does not include fiscal 1999 cash bonus payments of $200,000, $325,725 and $184,373 which Messrs. George, Nelson and Ryan, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the Management Incentive Plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(5) Mr. George and Mr. Collins each hold restricted stock units pursuant to grants made in August 1997. Mr. George's units will be paid out in January 2003 and Mr. Collins' units will be paid out upon his retirement. As of 4/27/01, Mr. George and Mr. Collins each held stock units representing the right to receive 301,371 shares (which reflects crediting of dividends) valued at approximately $13,335,685 (based on a closing stock price of $44.25 per share on 4/27/01). Dr. Nelson received an award of restricted stock with a one-year vesting period in August 1999 upon his induction into the Company's Bakken Society. The shares vested in August 2000.

(6) "LTIP Payouts" column includes the value of both cash and stock earned upon payment of performance share awards as described in "Other Long-Term Incentive Awards" below. The column does not include the value of cash and/or stock earned upon payment of performance share awards which the executives elected to forego in order to receive stock options granted in lieu of part or all of such compensation. Such amounts foregone by Messrs. George, Collins, Nelson, Ryan and Mahle, respectively, for each of the three-year performance cycles ending in the following fiscal years were: fiscal 2001, $1,038,112, $681,327, $687,758, $404,998, and $301,178, respectively; fiscal 2000,
     $1,742,436, $1,306,972, $1,172,364, $736,901 and $449,002, respectively;
     fiscal 1999, $1,350,790, $892,044, $892,044, $593,399 and $358,115,
     respectively. Those stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Performance Shares" and "Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(7) Amounts in this column for fiscal 2001 include the following: the Company contributed $4,250 to each of the named executive officers in shares of Company stock under the employee stock ownership plan; the Company contributed $7,140 to each of the named executive officers to match employee contributions under the 401(k) supplemental retirement plan; and the Company contributed $40,653, $32,304, $23,236, $13,750 and $13,599 to
     Messrs. George, Collins, Nelson, Ryan and Mahle, respectively, toward the right to receive shares of Company stock under the non-qualified supplemental benefit plan.

(8) "Salary" column does not include fiscal 2001 salary of $58,661 which Dr. Nelson elected to forego in order to receive stock options granted in lieu of part of his base salary. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each of the named executives the stock options granted by Medtronic in fiscal 2001 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 2001.

                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                        FOR OPTION TERM
                --------------------------------------------                 ----------------------------------
                  NUMBER OF        % OF TOTAL
                  SECURITIES      OPTIONS/SARs     EXERCISE
                  UNDERLYING       GRANTED TO      OR BASE
                 OPTIONS/SARs     EMPLOYEES IN      PRICE      EXPIRATION     0%         5%             10%
NAME                 (#)          FISCAL YEAR       ($/SH)        DATE       ($)       ($)(7)         ($)(7)
----             ------------     ------------     --------    ----------    ---    -----------     -----------
Mr. George .....   290,557(1)         2.2%         $51.625      10/26/10      $0    $ 9,433,423     $23,906,145
                    93,841(3)         0.7           44.250      04/27/11       0      2,611,462       6,617,959
Mr. Collins ....   116,223(1)         0.9           51.625      10/26/10       0      3,773,376       9,562,474
                    61,589(3)         0.5           44.250      04/27/11       0      1,713,935       4,343,447
Dr. Nelson .....    58,112(1)         0.4           51.625      10/26/10       0      1,886,704       4,781,278
                    36,897(2)         0.3           44.250      04/27/11       0      1,026,791       2,602,091
                     3,887(5)         0.0(6)        60.375      12/31/10       0        147,587         374,016
                   323,849(4)         2.4           60.375      12/31/10       0     12,296,389      31,161,464
                    62,171(3)         0.5           44.250      04/27/11       0      1,730,131       4,384,492
Mr. Ryan .......    46,490(1)         0.3           51.625      10/26/10       0      1,509,376       3,825,056
                    23,072(2)         0.2           44.250      04/27/11       0        642,061       1,627,109
                    14,742(4)         0.1           60.375      12/31/10       0        559,747       1,418,508
                    36,611(3)         0.3           44.250      04/27/11       0      1,018,832       2,581,921
Mr. Mahle ......    48,427(1)         0.4           51.625      10/26/10       0      1,572,264       3,984,426
                    27,226(3)         0.2           44.250      04/27/11       0        757,661       1,920,062

---------------------
(1) These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2) These stock options were granted in lieu of all or part of the cash compensation earned for fiscal 2001 under the Company's annual incentive plan. Because the executives elected to forego cash compensation to receive the options, which were granted on 4/27/01, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(3) These stock options were granted in lieu of all or part of the cash and/or stock compensation earned upon payment of performance share awards for the fiscal 1999-2001 performance cycle under the Company's long-term incentive plan. Because the executives elected to forego cash and/or stock compensation to receive the options, which were granted on 4/27/01, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(4) These stock options were granted in lieu of all or part of the cash and/or stock compensation deferred in fiscal 2001 and prior years under the Company's Capital Accumulation Plan. Because the executives elected to forego compensation to receive the options, which were granted on 12/31/00, the options are 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(5) These stock options were granted in lieu of $58,661 of deferred base salary that Dr. Nelson elected to forego in fiscal 2001. Because Dr. Nelson elected to forego cash compensation to receive the options, which were granted on 12/31/00, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(6)  The actual number is .03%.

(7) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Medtronic's common stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
       AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2001 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 27, 2001.

                                                      NUMBER OF
                                                SECURITIES UNDERLYING
                                                     UNEXERCISED               VALUE OF
                                                    OPTIONS/SARs       UNEXERCISED IN-THE-MONEY
                                                      AT FISCAL             OPTIONS/SARs AT
                                                    YEAR-END (#)        FISCAL YEAR-END ($)(1)
                       SHARES        VALUE      ---------------------  ------------------------
                      ACQUIRED      REALIZED        EXERCISABLE/             EXERCISABLE/
NAME                 ON EXERCISE      ($)          UNEXERCISABLE            UNEXERCISABLE
----                 -----------    --------    ---------------------  ------------------------
Mr. George(2) .....    164,800     $8,438,914   1,913,918/1,021,352     $51,361,282/14,291,134
Mr. Collins .......          0              0     1,175,297/802,590      31,706,369/13,576,060
Dr. Nelson(3) .....          0              0     1,850,853/331,074       36,016,858/5,083,786
Mr. Ryan ..........          0              0       802,892/197,904       16,946,182/2,995,651
Mr. Mahle .........          0              0       300,268/168,847        6,085,467/2,205,838

--------------------
(1) Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $44.25, the closing price per share on 4/27/01, by the number of shares subject to such options. Amounts include stock options granted on 4/27/01 in lieu of cash compensation earned for fiscal 2001 under the Company's annual incentive plan and cash and/or stock compensation earned upon payment of performance share awards for the fiscal 1999-2001 performance cycle as described in "Other Long-Term Incentive Awards" below. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Stock Option Exchange Program."

(2) Includes exercisable options to purchase an aggregate of 124,772 shares transferred to members of Mr. George's immediate family. Mr. George disclaims beneficial ownership of such options.

(3) Includes exercisable options to purchase an aggregate of 197,670 shares transferred to members of Dr. Nelson's immediate family. Dr. Nelson disclaims beneficial ownership of such options.

OTHER LONG-TERM INCENTIVE AWARDS

     The following table sets forth the number of performance share units granted to each of the named executives in fiscal 2001 under Medtronic's 1994 Stock Award Plan and the performance-based award formula under such Plan.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                              ESTIMATED FUTURE PAYOUTS
                       NUMBER OF                               UNDER NON-STOCK PRICE
                     SHARES, UNITS     PERFORMANCE OR               BASED-PLANS
                       OR OTHER         OTHER PERIOD      -------------------------------
                        RIGHTS        UNTIL MATURATION    THRESHOLD    TARGET     MAXIMUM
NAME                      (#)            OR PAYOUT           (#)         (#)        (#)
----                 -------------    ----------------    -------------------------------
Mr. George .........     9,347         5/1/00-4/25/03       1,870       9,347      16,825
Mr. Collins ........     7,712         5/1/00-4/25/03       1,543       7,712      13,882
Dr. Nelson .........     5,702         5/1/00-4/25/03       1,141       5,702      10,264
Mr. Ryan ...........     3,328         5/1/00-4/25/03         666       3,328       5,991
Mr. Mahle ..........     3,178         5/1/00-4/25/03         636       3,178       5,721

---------------------
(1) Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Awards are payable in Common Stock. The value of an award is determined when it is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. The Company offers a program which allows executives to receive stock options in lieu of compensation earned upon payment of performance share awards. See "Report of the Compensation Committee on Fiscal 2001 Executive Compensation -- Performance Shares" and "-- Stock Option Exchange Program," above.

PENSION PLAN

     Medtronic's pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees. It generally provides an annual benefit equal to a percentage of the average of the highest five consecutive years of compensation (including certain incentive compensation) in the final ten years of an employee's service, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis. The compensation considered in determining the pensions payable to the below-named executive officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 14.

    FIVE-YEAR
     AVERAGE                  YEARS OF SERVICE WITH THE COMPANY
     ANNUAL        --------------------------------------------------------
 COMPENSATION(1)      15          20          25          30          35
 ---------------   --------    --------    --------    --------    --------
   $  200,000      $ 33,426    $ 44,568    $ 55,709    $ 66,851    $ 77,993
      400,000        69,906      93,208     116,509     139,811     163,113
      600,000       106,386     141,848     177,309     212,771     248,233
      800,000       142,866     190,488     238,109     285,731     333,353
    1,000,000       179,346     239,128     298,909     358,691     418,473
    1,200,000       215,826     287,768     359,709     431,651     503,593
    1,400,000       252,306     336,408     420,509     504,611     589,713

-----------------------
(1) Calculated by considering a participant's compensation levels during the ten-year period immediately preceding retirement. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 27, 2001:
     Mr. George, 12 years; Mr. Collins, 9 years; Dr. Nelson, 15 years; Mr. Ryan, 8 years; and Mr. Mahle, 28 years.

     The Internal Revenue Code imposes certain limits on the amount of benefits that may be paid from tax qualified pension plans like Medtronic's plan. Medtronic's non-qualified supplemental benefit plan has been established to restore benefits to executives who may be affected by those limits. The non-qualified supplemental benefit plan provides retirees with supplemental benefits so that, in general, they will receive total benefits equal to the level of benefits that would have been payable under Medtronic's pension plan if the Internal Revenue Code limits had not been in effect and if the executive had not elected to defer compensation under Medtronic's deferred compensation programs. The amounts shown in the pension plan table above include the additional retirement benefits provided under the non-qualified supplemental benefit plan.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     CHANGE IN CONTROL ARRANGEMENTS. Medtronic's executive officers, including those named in the Summary Compensation Table, have change in control agreements (the "Agreements") with Medtronic. The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control," the Agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

     Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel) or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times (two times in the event of termination by the executive in the aforementioned 30-day period) the sum of his base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare plan benefits for a period of time not exceeding three (or, in certain cases, two) years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change in control, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no such excise tax had been imposed.

     Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of Medtronic's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic's outstanding voting stock; or (c) Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic's assets, or is liquidated or dissolved.

     In addition, similar events also constitute a "change in control" under certain of Medtronic's compensation plans. If a "change in control" of Medtronic occurs, awards under Medtronic's Management Incentive Plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. Medtronic's stock award plans and related agreements provide that in the event of a "change in control" of Medtronic, all restrictions under outstanding restricted stock awards will immediately lapse and the restricted stock period with respect to all such shares will be deemed to have expired, and performance share awards will immediately vest and pay out in a pro rata amount based on the portion of the performance period elapsed prior to the "change in control" and on certain assumptions as to the anticipated performance which would have been achieved during the remainder of the performance period.

     Medtronic's stock award plans and related agreements also provide for or permit acceleration of the exercisability of outstanding stock options upon the occurrence of certain events (such as certain tender offers or exchange offers for Medtronic's stock, certain changes in control of Medtronic, a merger or consolidation of Medtronic with another entity, a sale of substantially all of Medtronic's assets or certain plans therefore), or at the discretion of the Board of Directors. In addition, limited stock appreciation rights ("Limited Rights") previously granted under the stock option plans are exercisable, with certain limitations, at any time within the 30-day period following a "change in control" of Medtronic. Upon exercise of Limited Rights, the holder is entitled to receive an amount in cash for each share with respect to which the Limited Rights are exercised equal to the difference between the option exercise price per share of stock covered by the underlying option and the fair market value per share as of the date of exercise. If Limited Rights are exercised, the underlying option will no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

     If a "change in control" occurs, subject to certain limitations, Medtronic's contributions to the employee stock ownership plan for that year will equal the greater of Medtronic's target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 2001) or, if a "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control." If a "change in control" occurs during a plan year, subject to certain limitations, Medtronic's matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic's target percentage matching contribution (currently 75% of the first 6% of a participant's contribution in fiscal 2001), or if the "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

     OTHER EMPLOYMENT ARRANGEMENTS. On April 27, 2001, Mr. George completed his tenure as Chief Executive Officer of the Company. He continues to serve as Chairman of the Board of Directors of the Company through April 2002. Mr. George will be paid a retainer of $500,000 for his services. In addition, in recognition of his years of service to the Company, he will be provided with an office and secretarial support through 2007.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Committee consists of the six members listed below, and each is independent as defined by New York Stock Exchange Rules. The Committee has adopted a written charter describing its functions which has been approved by the Board and is set forth in Appendix A to the Proxy Statement.

     The Company's management is responsible for preparing the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

     In this context, the Committee has held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

     The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered the compatibility of non-audit services with the auditors' independence and discussed with the auditors their independence.

     Based on the considerations above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for fiscal 2001 and the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2002.

AUDIT COMMITTEE:

Paul W. Chellgren, Chair                  Denise M. O'Leary
William R. Brody, M.D., Ph.D.             Jean-Pierre Rosso
Bernadine P. Healy, M.D.                  Jack W. Schuler

                 PROPOSAL 2 -- APPROVAL OF SELECTION OF AUDITORS

     Upon recommendation of its Audit Committee, Medtronic's Board has selected Pricewaterhouse-Coopers LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 26, 2002. That firm has acted as independent auditors for Medtronic for more than 20 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders' approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

     Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

AUDIT FEES

     AUDIT FEES. The aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with their audit of our consolidated financial statements for fiscal 2001 and their reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2001 was approximately $2.3 million.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PricewaterhouseCoopers did not render any professional services related to financial information systems design and implementation in fiscal 2001.

     ALL OTHER FEES. The aggregate fees for all other services rendered by PricewaterhouseCoopers in fiscal 2001 were approximately $5.5 million, of which approximately $1.8 million was attributable to tax consulting services.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                                OTHER INFORMATION

EXPENSES OF SOLICITATION

     Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

     Medtronic has retained ChaseMellon Shareholder Services, L.L.C., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $10,000 plus reimbursement for certain out-of-pocket expenses.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     In order for a shareholder proposal to be considered for inclusion in Medtronic's proxy statement for the 2002 Annual Meeting, the written proposal must be received by the Corporate Secretary at the Company's offices no later than April 9, 2002. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

     The Company's articles of incorporation provide that a shareholder may present a proposal from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at the Company's offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Similarly, the Company's articles of incorporation provide that a shareholder may make a nomination for director, provided that the nomination is received by the Company within the time period specified in the preceding two sentences. Any such proposal or nomination must provide the information required by the Company's articles of incorporation and comply with any applicable laws and regulations.

     All submissions to, or requests from, the Corporate Secretary should be made to the Company's principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432.

OTHER

     Medtronic's 2001 Annual Report, including financial statements, is being sent to shareholders of record as of July 31, 2001, together with this Proxy Statement.

     MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 27, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED
TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                        /s/ David J. Scott

                                        David J. Scott
                                        Secretary
                                        MEDTRONIC, INC.

                                                                      APPENDIX A

                                 MEDTRONIC, INC.
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (1) the integrity of the financial reporting of the Company, (2) the independence and performance of the Company's external and internal auditors and (3) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall consist of at least three members of the Board who satisfy the membership requirements under the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

On behalf of the Board, the Audit Committee shall:

 1. Review the annual audited financial statements with management and the independent auditor, including significant issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

 2. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

 3. Meet periodically with management to review the Company's major financial and business risk exposures and the steps management has taken to monitor and control such exposures.

 4. Advise the Board in selecting, evaluating or replacing the independent auditor, who is ultimately accountable to the Board and the Audit Committee, and review the fees of the independent auditor for audit and non-audit services.

 5. Receive and discuss with the independent auditor the auditor's periodic reports regarding its independence and, if the Audit Committee so determines, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

 6. Meet with the independent auditor prior to the audit to review the scope and planning of the audit.

 7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

 8. Review with the independent auditor any issues the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. This review should include, among other things, issues encountered in the course of audit work, including restrictions on the scope of activities or access to required information, and changes required in the planned scope of the internal audit.

 9. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth procedures to be followed in the audit of financial statements.

10. Review the appointment and replacement of the director of the internal audit department.

11. Review significant adverse audit findings made by the internal audit department and management's responses.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

14. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

15. Meet at least annually with the chief financial officer, the controller, the director of the internal audit department and the independent auditor in separate executive sessions.

16. Report its activities to the Board regularly and recommend action when appropriate.

17. Review this Charter annually and recommend any changes to the Board for approval.

The function of the Audit Committee is oversight. While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Conduct.

              This Proxy is Solicited by the Board of Directors of

                                 MEDTRONIC, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 30, 2001

The undersigned hereby appoints Arthur D. Collins, Jr. and David J. Scott, or either of them, as proxies to represent the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 30, 2001 at 10:30 a.m. (CDT), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof.

You may vote at the Meeting if you were a shareholder of record at the close of business on July 31, 2001.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                         (To be Signed on Reverse Side)

[LOGO] MEDTRONIC
       WHEN LIFE DEPENDS ON MEDICAL TECHNOLOGY

C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735


If you cannot attend the Meeting, you may vote your shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described below.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.







TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  MDTRNC     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
MEDTRONIC, INC.


VOTE ON DIRECTORS
                                                        FOR   WITHHOLD   FOR ALL
1.   To elect FOUR Class III directors for three-       ALL     ALL       EXCEPT
     year terms.

     01) William R. Brody, M.D., Ph.D.,                 [ ]     [ ]         [ ]
     02) Paul W. Chellgren,
     03) Arthur D. Collins, Jr.,
     04) Antonio M. Gotto, Jr., M.D.

     To withhold authority to vote, mark "For All
     Except" and write the nominee's number on the line below.

     -------------------------------------------------

VOTE ON PROPOSALS

2.   To approve the appointment of                      FOR   AGAINST    ABSTAIN
     PricewaterhouseCoopers LLP as the Company's
     independent auditors.                              [ ]     [ ]        [ ]

3.   To take action on any other business that
     may properly be considered at the Meeting or
     any adjournment thereof.                           [ ]     [ ]        [ ]

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.


--------------------------------------------   ---------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date       Signature (Joint Owners)   Date